EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 31, 2014, relating to the financial statements of Verint Systems Inc., and the effectiveness of Verint Systems Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2014.

/s/ DELOITTE & TOUCHE LLP

September 4, 2014

New York, New York